                                                         Exhibit 24(b)(9)(c)(ii)

                   AMENDMENT TO ACCOUNTING SERVICES AGREEMENT

     This Agreement, dated as of the 13th day of December, 1994 made by and
                                     -----       --------
between Matthews International Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated August 12, 1994 wherein Fund/Plan agreed to provide mutual fund accounting and related services to the Trust (Accounting Agreement); and

     WHEREAS, the Parties wish to amend the Accounting Services Agreement to include under its terms one additional separate series of shares identified as:
Matthews Korea Fund;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend Schedule "B" to the Accounting Services Agreement in the form attached hereto as Schedule "B"; and

     2. To amend Schedule "C" to the Accounting Services Agreement in the form attached hereto as Schedule "C".

     This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering Matthews Korea Fund becomes effective.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedules "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Matthews International Funds                          Fund/Plan Services, Inc.


        /s/ G. Paul Matthews                     /s/ Kenneth J.  Kempf
-------------------------------------       ----------------------------------
By:  G. Paul Matthews, President             By:  Kenneth J. Kempf, President

        /s/ John Dracott                         /s/ Janet F. Davis
-------------------------------------       ----------------------------------
Attest:  John Dracott, Vice President &      Attest:  Janet F. Davis, Secretary
                  Secretary

Amendment to Accounting Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Dated: November 26, 1996                                                  Page 1
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                                                                    SCHEDULE "B"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================


         FUND ACCOUNTING AND PORTFOLIO VALUATION SERVICES FEE SCHEDULE
                                      FOR
                         MATTHEWS INTERNATIONAL FUNDS

This Fee Schedule is fixed for a period of two (2) years from the Effective Date as that term is defined in the Agreement.

 The Accounting Fees as set forth below are based on the "Basic Assumptions" as set forth in Schedule "A." To the extent that those assumptions are inaccurate or requirements change, fee revisions may be necessary.

I.     Annual Fee Schedule Per Global Portfolio: (1/12th payable monthly)

         $45,000    On the First          $ 10 Million of Average Net Assets
           .0004    On the Next           $ 40 Million of Average Net Assets
           .0003    On the Next           $ 50 Million of Average Net Assets
           .0001    On Assets Over        $100 Million of Average Net Assets

II.    Pricing Services Quotation Fee  (Based on individual CUSIP/SEDOL or
       ------------------------------
       security identification numbers.) Respective fees will be billed monthly.

       A) Muller Data Corporation (Based on current vendor costs, subject to change)

           Government/Mortgage Backed/Corporate
                Short & Long Term Quotes            $ .50 per Quote per Issue
           Tax-Exempt Short & Long Term Quotes      $ .55 per Quote per Issue
           Foreign Security Quotes                  $ .50 per Quote per Security
           Foreign Security Supplemental Corporation
             Actions, Dividends & Capital Changes   $2.00 per Issue perMonth
           CMOs/ARMs/ABS                            $1.00 per Quote per Issue

           Minimum Weekly File Transmission is Assumed

           There are currently no charges for the domestic dividend and capital
                               --
           change information transmitted daily to Fund/Plan services from Muller Data Corporation.

       B)  Futures and Forward Currency Contracts       $2.00 per Issue per Day

       C) Quotron Systems, Inc. (Based on current vendor costs, subject to change.)

           There are currently no charges for the domestic security prices supplied by Quotron Systems, Inc.

Amendment to Accounting Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Dated: November 25, 1996                                                 Page 2

       D) Telerate Systems, Inc. (Based on current vendor costs, subject to change.)

       E) Interactive Data Corp. (Based on current vendor costs, subject to change.)

            Domestic Equities and Options               $.15 per Quote per Issue
            Corporate/Government/Agency Bonds Including
                Mortgage-Backed Securities (evaluated,
                seasoned, and/or closing)               $.50 per Quote per Issue
            US Municipal Bonds and Collateralized
                Mortgage Obligations                    $.80 per Quote per Issue
            International Equities and Bonds            $.50 per Quote per Issue
            Domestic Dividends and Capitalization
                Changes                              $3.50 per Month per Holding
            International Dividends and Capital
                Changes                              $4.00 per Month per Holding

            Interactive Data also charges monthly transmission costs and disk storage charges.

       Specific costs will be identified based upon options selected by Matthews International Capital Management and will be billed monthly.

III.   Out-Of-Pocket Expenses
       ----------------------

       The Trust will reimburse Fund/Plan Services, Inc. monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, special transportation, and copying and sending materials to auditors for audits.

IV.    Other Services Not Covered By This Agreement
       --------------------------------------------

       To the extent the Trust commences the use of investment techniques such as Security Lending, Short Sales, Interest Rate Swaps, Futures, Leveraging, Precious Metals or non-US dollar denominated Futures and Options on securities and currency, additional fees will apply.

       Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. Any additional enhanced services, programming requests or reports will be quoted upon request.

       To the extent the Trust should decide to issue separate/multiple classes of shares, additional fees shall apply.

Amendment to Accounting Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Dated: November 25, 1996                                                  Page 3
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                                                                    SCHEDULE "C"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================



                            IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                          MATTHEWS INTERNATIONAL FUNDS

                             1. Matthews Pacific Tiger Fund
                             2. Matthews Asian Convertible Securities Fund
                             3. Matthews Korea Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.

Amendment to Accounting Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Dated: November 25, 1996                                                  Page 4